EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Ionatron, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924, 333-21667 and 333-127661 on Form S-3 and Nos.
33-52020, 33-71978, 333-44459, 333-41332, 333-11656 and 333-130012 on Form S-8
of Ionatron, Inc. of our reports dated March 10, 2006, relating to the consolidated financial statements and the effectiveness of Ionatron, Inc.'s internal control over financial reporting, and schedule of Ionatron, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ BDO Seidman, LLP

Phoenix, Arizona

March 14, 2006